Exhibit 10.3

Security Agreement

This Security Agreement (this “Agreement”), dated as of October 29, 2020, is executed by IMAC Holdings, Inc., a Delaware corporation (“Debtor”), in favor of Iliad Research and Trading, L.P., a Utah limited partnership (“Secured Party”).

A. Debtor has issued to Secured Party a certain Secured Promissory Note of even date herewith, as may be amended from time to time, in the original face amount of $2,690,000.00 (the “Note”).

B. In order to induce Secured Party to extend the credit evidenced by the Note, Debtor has agreed to enter into this Agreement and to grant Secured Party a security interest in the Collateral (as defined below).

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

1. Definitions and Interpretation. When used in this Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2 hereof.

“Intellectual Property” means all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, know-how, inventions, discoveries, published and unpublished works of authorship, processes, any and all other proprietary rights, and all rights corresponding to all of the foregoing throughout the world, now owned and existing or hereafter arising, created or acquired.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

“Obligations” means (a) all loans, advances, future advances, debts, liabilities and obligations, howsoever arising, owed by Debtor or any of its affiliates and/or subsidiaries to Secured Party or any affiliate of Secured Party of every kind and description, now existing or hereafter arising, created by the Note, this Agreement, that certain Note Purchase Agreement of even date herewith, entered into by and between Debtor and Secured Party (the “Purchase Agreement”), any other Transaction Documents (as defined in the Purchase Agreement), any other agreement between Debtor or any affiliate or subsidiary of Secured Party) and Secured Party (or any affiliate of Secured Party) or any other promissory note issued by Debtor (or any affiliate or subsidiary of Debtor) in favor of Secured Party (or any affiliate of Secured Party), any modification or amendment to any of the foregoing, guaranty of payment or other contract or by a quasi-contract, tort, statute or other operation of law, whether incurred or owed directly to Secured Party or as an affiliate of Secured Party or acquired by Secured Party or an affiliate of Secured Party by purchase, pledge or otherwise, (b) all costs and expenses, including attorneys’ fees, reasonably incurred by Secured Party or any affiliate of Secured Party in connection with the Note or in connection with the collection or enforcement of any portion of the indebtedness, liabilities or obligations described in the foregoing clause (a), (c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Agreement, and (d) the performance of the covenants and agreements of Debtor (or any of its affiliates or subsidiaries) contained in this Agreement and all other Transaction Documents.

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“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established, (b) purchase money Liens incurred in connection with the acquisition of any Collateral in the ordinary course of business, (c) licenses of intellectual property in connection with joint ventures and other strategic transactions, (d) leases entered into in the ordinary course of business, and (e) Liens in favor of Secured Party.

“UCC” means the Uniform Commercial Code as in effect in the jurisdiction whose laws would govern the security interest in, including without limitation the perfection thereof, and foreclosure of the applicable Collateral.

Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Grant of Security Interest. As security for the Obligations, Debtor hereby pledges to Secured Party and grants to Secured Party a security interest in all right, title, interest, claims and demands of Debtor in and to the property described in Schedule A hereto, and all replacements, proceeds, products, and accessions thereof (collectively, the “Collateral”). Such security interest shall be junior in priority to, and subject to, the security interest granted by Debtor to the Secured Party on March 25, 2020 pursuant to a security agreement entered into on such date by Debtor and the Secured Party (the “Senior Interest”).

3. Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction or other jurisdiction of Debtor or its subsidiaries any financing statements or documents having a similar effect and amendments thereto that provide any other information required by the Uniform Commercial Code (or similar law of any non-United States jurisdiction, if applicable) of such state or jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor. Debtor agrees to furnish any such information to Secured Party promptly upon Secured Party’s request.

4. General Representations and Warranties. Debtor represents and warrants to Secured Party that (a) Debtor is the owner of the Collateral and that no other person has any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens, (b) upon the filing of UCC-1 financing statements with the appropriate state office (or an equivalent in the appropriate foreign office), Secured Party shall have a perfected second-position security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens, (c) Debtor has received at least a reasonably equivalent value in exchange for entering into this Agreement, (d) Debtor is not insolvent, as defined in any applicable state or federal statute, nor will Debtor be rendered insolvent by the execution and delivery of this Agreement to Secured Party; and (e) as such, this Agreement is a valid and binding obligation of Debtor.

5. Additional Covenants. Debtor hereby agrees:

5.1. to perform all acts that may be necessary to maintain, preserve, protect and perfect in the Collateral, the Lien granted to Secured Party therein, and the perfection and secondary priority of such Lien;

5.2. to procure, execute (including endorse, as applicable), and deliver from time to time any endorsements, assignments, financing statements, certificates of title, and all other instruments, documents and/or writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect Secured Party’s Lien hereunder and the secondary priority thereof;

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5.3. to provide at least fifteen (15) days prior written notice to Secured Party of any of the following events: (a) any changes or alterations of Debtor’s name, (b) any changes with respect to Debtor’s address or principal place of business, (c) the formation of any subsidiaries of Debtor; or (d) any changes in the location of the Collateral;

5.4. upon the occurrence of an Event of Default (as defined in the Note) under the Note and, thereafter, at Secured Party’s request, to endorse (up to the outstanding amount under such promissory notes at the time of Secured Party’s request), assign and deliver any promissory notes and all other instruments, documents, or writings included in the Collateral to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify;

5.5. to the extent the Collateral is not delivered to Secured Party pursuant to this Agreement, to keep the Collateral at the principal office of Debtor (unless otherwise agreed to by Secured Party in writing), and not to relocate the Collateral to any other locations without the prior written consent of Secured Party;

5.6. not to sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein (other than (a) inventory in the ordinary course of business, (b) the disposition in the ordinary course of business of obsolete, worn-out or surplus equipment (c) licenses of intellectual property in connection with joint ventures and other strategic transactions and (d) leases entered into in the ordinary course of business);

5.7. not to, directly or indirectly, allow, grant or suffer to exist any Lien upon any of the Collateral, other than Permitted Liens; and

5.8. at any time amounts paid by Secured Party under the Transaction Documents are used to purchase Collateral, Debtor shall perform all acts that may be necessary, and otherwise fully cooperate with Secured Party, to cause (a) any such amounts paid by Secured Party to be disbursed directly to the sellers of any such Collateral, (b) all certificates of title pertaining to such Collateral (as applicable) to be properly filed and reissued to reflect Secured Party’s Lien on such Collateral, and (c) all such reissued certificates of title to be delivered to and held by Secured Party.

6. Authorized Action by Secured Party. Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Agreement to perform, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action Secured Party deems advisable, with respect to the Collateral; (d) file a copy of this Agreement with any governmental agency, body or authority, at the sole cost and expense of Debtor; (e) insure, process and preserve the Collateral; (f) pay any indebtedness of Debtor relating to the Collateral; (g) execute and file UCC financing statements and other documents, certificates, instruments and agreements with respect to the Collateral or as otherwise required or permitted hereunder; and (h) take any and all appropriate action and execute any and all documents and instruments that may be necessary to accomplish the purposes of this Agreement; provided, however, that Secured Party shall not exercise any such powers granted pursuant to clauses (a) through (c) and (e) through (f) above prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. The powers conferred on Secured Party under this Section 6 are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither Secured Party nor any of its stockholders, directors, officers, managers, employees or agents shall be responsible to Debtor for any act or failure to act, except with respect to Secured Party’s own gross negligence or willful misconduct. Nothing in this Section 6 shall be deemed an authorization for Debtor to take any action that it is otherwise expressly prohibited from undertaking by way of other provision of this Agreement.

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7. Default and Remedies.

7.1. Default. Debtor shall be deemed in default under this Agreement upon the occurrence of an Event of Default.

7.2. Remedies. Subject to the Senior Interest and the first priority rights of the Secured Party thereunder, upon the occurrence of any such Event of Default, Secured Party shall have the rights of a junior secured creditor under the UCC, all rights granted by this Agreement and by law, including, without limiting the foregoing, (a) the right to require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party and (b) the right to take possession of the Collateral, and for that purpose Secured Party may enter upon premises on which the Collateral may be situated and remove the Collateral therefrom. Debtor hereby agrees that fifteen (15) days’ notice of a public sale of any Collateral or notice of the date after which a private sale of any Collateral may take place is reasonable. In addition, Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights and remedies hereunder, including, without limitation, Secured Party’s right following an Event of Default, subject to the Senior Interest and the first priority rights of the Secured Party thereunder, to take immediate possession of Collateral and to exercise Secured Party’s rights and remedies with respect thereto. Subject to the Senior Interest and the first priority rights of the Secured Party thereunder, Secured Party may also have a receiver appointed to take charge of all or any portion of the Collateral and to exercise all rights of Secured Party under this Agreement. Subject to the Senior Interest and the first priority rights of the Secured Party thereunder, Secured Party may exercise any of its rights under this Section 7.2 without demand or notice of any kind. The remedies in this Agreement, including without limitation this Section 7.2, are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which Secured Party may be entitled. No failure or delay on the part of Secured Party in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. All of Secured Party’s rights and remedies, whether evidenced by this Agreement or by any other agreement, instrument or document shall be cumulative and may be exercised singularly or concurrently.

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7.3. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Secured Party would fulfill Secured Party’s duties under the UCC in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

7.4. Marshalling. Secured Party shall not be required to marshal any present or future Collateral for, or other assurances of payment of, the Obligations or to resort to such Collateral or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such Collateral and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshalling of Collateral which might cause delay in or impede the enforcement of Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.

7.5. Application of Collateral Proceeds. Subject to the Senior Interest and the first priority rights of the Secured Party thereunder, the proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(a) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

(b) Second, to the payment to Secured Party of the amount then owing or unpaid on the Note (to be applied first to accrued interest and fees and second to outstanding principal) and all amounts owed under any of the other Transaction Documents or other documents included within the Obligations; and

(c) Third, to the payment of the surplus, if any, to Debtor, its successors and assigns, or to whosoever may be lawfully entitled to receive the same.

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In the absence of final payment and satisfaction in full of all of the Obligations, Debtor shall remain liable for any deficiency.

8. Term of Agreement. This Agreement and the security interests granted hereunder shall terminate on the date on which the Obligations have been fully and indefeasibly paid in full or discharged or, alternatively, upon any assignment or transfer of the Note by the Secured Party, at which time the Secured Party shall execute and deliver to the Debtor all UCC termination statements and similar documents that the Debtor shall reasonably request to evidence such termination; provided, however, that the Debtor shall be entitled to take any and all actions to cause any such UCC termination statement or similar document to be filed following such termination.

9. Miscellaneous.

9.1. Notices. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the Purchase Agreement, the terms of which are incorporated herein by this reference.

9.2. Non-waiver. No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

9.3. Amendments and Waivers. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

9.4. Assignment. This Agreement shall be binding upon and inure to the benefit of Secured Party and Debtor and their respective successors and assigns; provided, however, that Debtor may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

9.5. Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, or the Note, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder. Debtor waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

9.6. Partial Invalidity. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

9.7. Expenses. Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Secured Party in connection with the custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which are not performed as and when required by this Agreement.

9.8. Entire Agreement. This Agreement and the other Transaction Documents, taken together, constitute and contain the entire agreement of Debtor and Secured Party with respect to this particular matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

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9.9. Governing Law; Venue. Except as otherwise specifically set forth herein, the parties expressly agree that this Agreement shall be governed solely by the laws of the State of Utah, without giving effect to the principles thereof regarding the conflict of laws; provided, however, that enforcement of Secured Party’s rights and remedies against the Collateral as provided herein will be subject to the UCC. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

9.10. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

9.11. Purchase Agreement; Arbitration of Disputes. By executing this Agreement, each party agrees to be bound by the terms, conditions and general provisions of the Purchase Agreement and the other Transaction Documents, including without limitation the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

9.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument. Any electronic copy of a party’s executed counterpart will be deemed to be an executed original.

9.13. Further Assurances. Debtor shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as Secured Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.14. Time of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, Secured Party and Debtor have caused this Agreement to be executed as of the day and year first above written.

SECURED PARTY:

Iliad Research and Trading, L.P.

By:	Iliad Management, LLC, its General Partner

By:	Fife Trading, Inc., its Manager

By:	/s/ John Fife
John Fife, President

DEBTOR:

IMAC Holdings, Inc.

By:	/s/ Jeffrey Ervin
Jeffrey Ervin, Chief Executive Officer

[Signature Page to Security Agreement]

SCHEDULE A

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Debtor in and to all of Debtor’s assets owned as of the date hereof and/or acquired by Debtor at any time while the Obligations are still outstanding, including without limitation, the following property:

1. All equity interests in all wholly- or partially-owned subsidiaries of Debtor;

2. All customer accounts;

3. All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, growing equipment, computer equipment, office equipment, machinery, containers, fixtures, vehicles, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

4. All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtor’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Debtor’s books relating to any of the foregoing;

5. All contract rights, general intangibles, healthcare insurance receivables, legal claims, payment intangibles and commercial tort claims, now owned or hereafter acquired, including, without limitation, all software and computer programs including source code, methods, goodwill, license agreements, information, any and all other proprietary rights, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media, and all rights corresponding to all of the foregoing throughout the world, now owned and existing or hereafter arising, created or acquired;

6. All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtor arising out of the sale or lease of goods, the rendering of services by Debtor (subject, in each case, to the contractual rights of third parties to require funds received by Debtor to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and Debtor’s books relating to any of the foregoing;

7. All documents, cash, deposit accounts, letters of credit, letter of credit rights, supporting obligations, certificates of deposit, instruments, chattel paper, electronic chattel paper, tangible chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Debtor’s books relating to the foregoing;

8. All other assets, goods and personal property of Debtor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired; and

9. Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds and products thereof, including, without limitation, insurance, condemnation, requisition or similar payments and the proceeds thereof.

Notwithstanding the foregoing, and for the avoidance of doubt, the foregoing shall expressly exclude all Intellectual Property and accounts receivable of Debtor.